Exhibit 99.1

Speed Commerce Reports Fiscal Second Quarter 2015 Results

- Net Revenues of $23.1 Million with 35% Increase in Adjusted EBITDA to $2.7 Million -

DALLAS, TX – November 6, 2014 – Speed Commerce, Inc. (NASDAQ: SPDC), a leading provider of omni-channel e-commerce services, reported financial results for its fiscal second quarter ended September 30, 2014. The following figures exclude results from the company’s retail distribution segment, which was reclassified into discontinued operations in the fiscal fourth quarter of 2014.

Fiscal Q2 2015 Summary

●	Net revenues were $23.1 million
●	Adjusted EBITDA increased 35% to $2.7 million
●	Appointed e-commerce veterans Paul Chisholm as vice president of operations and Mark Steele as vice president of global sales and marketing
●	Added significant e-commerce and strategic marketing depth with appointment of Scott Guilfoyle and Alex Constantinople to board of directors
●	Completed the sale of the company’s legacy retail distribution business

Fiscal Q2 2015 Financial Results

Net revenues in the fiscal second quarter of 2015 were $23.1 million compared to $28.6 million in the year-ago quarter. The change primarily resulted from the recognition in the prior year of non-recurring pass-through licensing fees of $4.8 million.

Adjusted EBITDA (a non-GAAP measure) showed a strong increase of 35% to $2.7 million from $2.0 million in the year-ago quarter.

Adjusted gross profit margin was 23.9% compared to 24.8% in the year-ago quarter (see, “Use of Non-GAAP Financial Information,” below for further discussion about this and other non-GAAP measures). The decrease was primarily driven by the ramp-up in labor costs as we prepared for new client on-boards.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, decreased by $0.6 million or 12% to $4.6 million, compared to $5.2 million in the year-ago quarter.

Net loss from continuing operations was $1.9 million or $(0.06) per diluted share, compared to a net loss from continuing operations of $1.4 million or $(0.03) per diluted share in the year-ago quarter.

First Six Months of Fiscal 2015 Financial Results

Net revenues in the first six months of fiscal 2015 were $45.1 million compared to $50.6 million in the year-ago period.

Adjusted EBITDA (a non-GAAP measure) increased 26% to $4.1 million compared to $3.3 million in the year-ago period.

Adjusted gross profit margin (a non-GAAP measure) was 25.1% compared to 26.2% in the year-ago period.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, decreased by $1.0 million or 10% to $9.4 million, compared to $10.4 million in the year-ago period.

Net loss from continuing operations was $5.3 million or $(0.12) per diluted share, compared to a net loss from continuing operations of $2.5 million or $(0.05) per diluted share in the year-ago period.

Management Commentary

“The second quarter marks our first full quarter as a pure-play e-commerce organization,” said Richard Willis, president and CEO of Speed Commerce. “While the second quarter is traditionally our lowest sales quarter, our core customers grew in sales by 17% from last year and we continued to deliver double-digit adjusted EBITDA growth.

“During the quarter, we completed the build-out of our 770,000 square foot Columbus fulfillment facility and we continued to invest in our sales and marketing team, as well as in IT to support the launch of SARA X and several client onboards. Our sales pipeline, under the reigns of former Oracle VP Mark Steele, is also the strongest in our company’s history with several new client agreements having been signed over the past few weeks. With the proper people and systems in place, our organization is positioned to double the overall volume handled by our fulfillment centers, which is critical as we enter the all-important holiday season.”

Fiscal 2015 Outlook

Speed Commerce’s guidance for fiscal 2015 remains on track with net revenues to range between $135 million to $145 million, which represents an increase of 26% to 36%. Adjusted EBITDA is expected to range between $17 and $20 million, which represents an increase of 38% to 62%.

Conference Call

Speed Commerce will host a conference call today at 11:00 a.m. Eastern time to discuss these results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Thursday, November 6, 2014

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Toll free dial-in number: 1-888-397-5352

International dial-in number: 1-719-457-2664

Conference ID: 7136038

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=111477 and via the investor relations section of the Speed Commerce website at www.speedcommerce.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through November 20, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 7136038

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of e-commerce service solutions to leading retailers and manufacturers. The company’s omni-channel capabilities unite a digital commerce strategy with traditional retail channels, creating the ultimate branded shopping experience. Services include e-commerce platform development; hosting, managed and marketing services; order and inventory management; pick, pack & ship; returns processing; and 24/7 customer care. For additional information, please visit the company's website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net revenues, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-Q in connection with this period, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company or its clients; the company’s revenues being derived from a small group of clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to quickly and cost-effectively adapt to the changing demands of its clients; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	September 30,	March 31,
	2014	2014
Assets:
Current assets:
Cash	$6,927	$13
Accounts receivable, net	21,915	18,527
Prepaid expenses	2,205	1,000
Deferred costs	6,156	1,708
Assets of discontinued operations	-	102,278
Total current assets	37,203	123,526
Property and equipment, net	17,153	15,409
Goodwill and intangible assets, net	51,589	50,261
Assets of discontinued operations	-	7,578
Other assets	19,889	5,914
Total assets	$125,834	$202,688
Liabilities and shareholders’ equity:
Current liabilities:
Revolving line of credit	$-	$38,362
Current portion of long-term debt	875	-
Accounts payable	14,716	12,683
Accrued expenses	7,720	1,730
Liabilities related to assets of discontinued operations	-	88,388
Other	6,203	5,383
Total current liabilities	29,514	146,546
Long-term liabilities:
Liabilities related to assets of discontinued operations	-	7
Long-term debt	34,125	-
Other liabilities	13,523	4,740
Total liabilities	77,162	151,293
Shareholders’ equity	48,672	51,395
Total liabilities and shareholders’ equity	$125,834	$202,688

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013
Net revenues	$23,067	$28,562	$45,127	$50,578
Cost of revenues	17,555	22,935	34,896	38,946
Gross profit	5,512	5,627	10,231	11,632
Operating expenses:
Selling and marketing	763	585	1,765	1,147
General and administrative	3,943	3,986	7,751	8,162
Information technology	956	718	1,800	1,377
Depreciation and amortization	1,845	1,305	3,614	2,619
Total operating expenses	7,507	6,594	14,930	13,305
Income (loss) from operations	(1,995)	(967)	(4,699)	(1,673)
Other income (expense):
Interest expense, net	(838)	(418)	(1,379)	(798)
Other income (expense), net	1,070	-	945	10
Income (loss) from operations, before income tax	(1,763)	(1,385)	(5,133)	(2,461)
Income tax expense	(119)	(9)	(173)	(28)
Net loss from continuing operations	(1,882)	(1,394)	(5,306)	(2,489)
Discontinued operations:
Gain on sale of discontinued operations	3,927	-	3,927	-
Income (loss) from discontinued operations, net of tax	(3,564)	(1,328)	(10,923)	(4,084)
Net loss	$(1,519)	$(2,722)	$(12,302)	$(6,573)

Basic net loss per common share
Continuing operations	$(0.06)	$(0.03)	$(0.12)	$(0.05)
Discontinued operations	0.01	(0.02)	(0.11)	(0.07)
Net loss	$(0.05)	$(0.05)	$(0.23)	$(0.12)

Diluted net loss per common share
Continuing operations	$(0.06)	$(0.03)	$(0.12)	$(0.05)
Discontinued operations	0.01	(0.02)	(0.11)	(0.07)
Net loss	$(0.05)	$(0.05)	$(0.23)	$(0.12)

Weighted average shares outstanding:
Basic	65,536	56,792	65,377	56,518
Diluted	65,536	56,792	65,377	56,518

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	(626)	(89)	(725)	35
Comprehensive loss	$(2,145)	$(2,811)	$(13,027)	$(6,538)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended September 30,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended September 30,				Three Months Ended September 30,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$23,067		$28,562		$23,067		$28,562
Gross profit (1)	5,512	23.9%	5,627	19.7%	5,512	23.9%	7,086	24.8%
Operating expenses (2)	7,507	32.5%	6,594	23.1%	6,450	28.0%	6,513	22.8%
Income (loss) from operations	(1,995)		(967)		(938)		573
Other expense, net	232		(418)		232		(418)
Income (loss) before income tax	$(1,763)		$(1,385)		$(706)		$155

	Three Months Ended March 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-		$1,459

Total adjustments	$-		$1,459

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$1,057		$81

Total adjustments	$1,057		$81

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Six Months Ended September 30,

	GAAP Information				Adjusted Pro Forma Information
	Six Months Ended September 30,				Six Months Ended September 30,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$45,127		$50,578		$45,127		$50,578
Gross profit (1)	10,231	22.7%	11,632	23.0%	10,231	22.7%	13,255	26.2%
Operating expenses (2)	14,930	33.1%	13,305	26.3%	12,976	28.8%	12,994	25.7%
Income (loss) from operations	(4,699)		(1,673)		(2,745)		261
Other expense, net	(434)		(788)		(434)		(788)
Income (loss) before income tax	$(5,133)		$(2,461)		$(3,179)		$(527)

	Three Months Ended March 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-		$1,623

Total adjustments	$-		$1,623

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$1,954		$311

Total adjustments	$1,954		$311

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months		Six Months
	September 30,		September 30,
	2014	2013	2014	2013
Net loss from continuing operations, as reported	$(1,882)	$(1,394)	$(5,306)	$(2,489)
Interest expense, net	838	418	1,379	798
Income tax expense	119	9	173	28
Loss on early extinguishment of debt, net	816	-	816	-
Depreciation and amortization	1,845	1,305	3,614	2,619
Share-based compensation	602	142	960	382
Mark-to-market adjustment on warrants	(669)	-	(544)	-
Infrastructure expansion	-	-	1,093	-
Transaction and transition costs	1,057	1,540	1,954	1,934
Adjusted EBITDA	$2,726	$2,020	$4,139	$3,272

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com